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                                                                 Exhibit (23)(a)



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-86360, 333-86360-1, 333-86360-2, and 333-86360-3
of Fifth Third Bancorp on Form S-3 of our report dated January 15, 2002, incorporated by reference in the Annual Report on Form 10-K (as amended on Form 10-K/A) of Fifth Third Bancorp for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP



Cincinnati, Ohio
April 25, 2002